Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $12.2 Million, or $0.63 Per Diluted Share, in Fourth Quarter 2014
and $54.6 Million, or $2.82 Per Diluted Share in 2014;
Fourth Quarter Highlighted by Announced Acquisition of AmericanWest Bank

Walla Walla, WA - January 21, 2015 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income in the fourth quarter of 2014 was $12.2 million, or $0.63 per diluted share, compared to $11.6 million, or $0.60 per diluted share, for the fourth quarter a year ago.  In the preceding quarter, net income was $14.8 million, or $0.76 per diluted share.  The current quarter results were impacted by $2.8 million of acquisition-related expenses which, net of taxes, reduced net income by $0.09 per diluted share.  For the year ended December 31, 2014, net income increased 17% to $54.6 million, or $2.82 per diluted share, compared to $46.6 million, or $2.40 per diluted share, in 2013.

“2014 has been an exceptional year for Banner, as we focused on our strategic objectives.  During the year we produced strong revenue growth, with a solid net interest margin and increased non-interest income, maintained a moderate risk profile and appropriately deployed our capital with the acquisition of six branches in southwest Oregon and the announcement of two mergers: the pending acquisition by Banner of Siuslaw Bank in western Oregon and AmericanWest Bank of Spokane, Washington.  We believe these achievements, taken together, will result in a transformational year for Banner in 2015,” said Mark J. Grescovich, President and Chief Executive Officer.  “With these strategic combinations we will have the opportunity to deploy our super community bank model throughout a strengthened presence in Washington, Oregon and Idaho, and enter into attractive growth markets in California and Utah.  In addition to being a good geographic fit, we anticipate these acquisitions will generate considerable operating synergies.  We also expect these mergers to provide significant benefits to our expanded group of clients, communities, shareholders, and employees.”

Completion of the pending mergers will create a super community bank with approximately $9.7 billion in assets, $6.8 billion in loans, $8.0 billion in deposits, and 190 branches across five western states. The combined company will benefit from a diversified geography with significant growth opportunities, including nine of the top 20 western Metropolitan Statistical Areas by population, and will have an expanded balance sheet with superior asset quality, solid core deposit funding and a substantial capital base.

Fourth Quarter 2014 Highlights (compared to fourth quarter 2013, except as noted)

•	Net income was $12.2 million, or $0.63 per diluted share, compared to $11.6 million, or $0.60 per diluted share in the fourth quarter of 2013.
•	Annualized return on average assets was 1.02%.
•	Annualized return on average equity was 8.33%.
•	Revenues from core operations* increased 14% to $58.9 million, compared to $51.6 million in the fourth quarter a year ago.
•	Net interest margin was 4.08% for the current quarter, compared to 4.07% in the third quarter of 2014 and 4.01% in the fourth quarter a year ago.
•	Core deposits increased 14% and represent 80% of total deposits at December 31, 2014.
•	Deposit fees and other service charges increased 25% to $8.3 million.
•	Total loans increased $27.1 million to $3.83 billion during the quarter and increased 12% compared to a year ago.
•	Non-performing assets decreased 15% compared to the prior quarter to $20.2 million, or 0.43% of total assets, at December 31, 2014, and declined 30% from a year earlier.

BANR - Fourth Quarter 2014 Results
January 21, 2015

•	Common stockholders' tangible equity per share* increased to $29.70 at December 31, 2014, compared to $29.16 in the preceding quarter and $27.50 in the fourth quarter a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 12.31% at December 31, 2014.

*Revenues from core operations and other operating income from core operations (both of which exclude acquisition bargain purchase gain, proposed acquisition termination fee, gain on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments), other operating expense from core operations (which excludes acquisition related costs) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the final page of this press release.

Income Statement Review

Banner’s fourth quarter net interest income, before the provision for loan losses, was $46.7 million, compared to $47.1 million in the preceding quarter and increased 12% compared to $41.6 million in the fourth quarter a year ago largely reflecting balance sheet growth.  For the year ended December 31, 2014, net interest income increased 8% to $179.9 million, compared to $166.7 million in 2013.

“Banner’s solid fourth quarter net interest margin was a result of our improved earning asset mix, modestly higher yields on cash and securities and reduced cost of deposits, which generally offset the continuing downward pressure on loan yields,” said Grescovich.  Banner's net interest margin was 4.08% for the fourth quarter of 2014, compared to 4.07% in the preceding quarter and 4.01% in the fourth quarter a year ago.  For the year, Banner’s net interest margin was 4.07% compared to 4.11% a year earlier.

Earning asset yields were unchanged compared to the preceding quarter and increased one basis point from the fourth quarter a year ago.  Loan yields decreased by one basis point compared to the preceding quarter and were 12 basis points lower than the fourth quarter a year ago.  Deposit costs decreased by one basis point in the fourth quarter compared to the preceding quarter and decreased by six basis points compared to the fourth quarter a year ago.  The total cost of funds remained unchanged in the fourth quarter compared to the preceding quarter and declined six basis points compared to the fourth quarter a year ago.  For the year ended December 31, 2014, Banner's cost of funds declined eight basis points compared to the prior year.

“Banner’s mortgage banking activities further improved during the fourth quarter of 2014, reflecting a strong home purchase market and our increased market presence.  While the mortgage refinance market is slower than the elevated pace seen in certain prior periods, our originations for home purchases have continued to increase in recent periods reflecting our increased investment in this business line," said Grescovich.  Mortgage banking operations contributed $3.0 million to fourth quarter revenues compared to $2.8 million in the preceding quarter and $2.2 million the fourth quarter of 2013.  For the full year 2014, mortgage banking operations contributed $10.2 million to revenues, compared to $11.2 million in 2013.

Deposit fees and other service charges were $8.3 million in the fourth quarter of 2014, the same as in the preceding quarter and a 25% increase compared to $6.7 million in the fourth quarter a year ago.  These increases reflect growth in the number of deposit accounts, increased transaction activity and Banner’s decision to change its debit card relationship to MasterCard®.  For all of 2014, deposit fees and other service charges increased 15% to $30.6 million, compared to $26.6 million in 2013.

Revenues from core operations* (revenues excluding the acquisition bargain purchase gain in 2014 and proposed acquisition termination fee in 2013, net gain on the sale of securities, other-than-temporary impairment recovery and net change in valuation of financial instruments) were $58.9 million in the fourth quarter compared to $59.0 million in the preceding quarter and $51.6 million in the fourth quarter of 2013.  For the year 2014, revenues from core operations* increased 8% to $223.6 million, compared to $208.0 million in 2013.  Total revenues were $58.6 million and $234.1 million for the quarter and year ended

BANR - Fourth Quarter 2014 Results
January 21, 2015

December 31, 2014, respectively, compared to $54.2 million and $210.1 million for the quarter and year ended December 31, 2013, respectively.

Banner’s fourth quarter 2014 results included a $287,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  In the preceding quarter, Banner's results included a $1.5 million net gain for fair value adjustments; and in the fourth quarter of 2013, Banner recorded a net loss of $324,000 for fair value adjustments.

Total other operating income, which includes the changes in the valuation of financial instruments, was $11.9 million in the fourth quarter of 2014, compared to $13.4 million in the third quarter of 2014 and $12.6 million in the fourth quarter a year ago.  For the year, total other operating income increased 25% to $54.3 million compared to $43.3 million in 2013.  Other operating income from core operations,* which excludes the gain on sale of securities,  net changes in the valuation of financial instruments and the acquisition related bargain gain and termination fee, was $12.2 million for the fourth quarter of 2014, compared to $11.9 million for the preceding quarter and $9.9 million for the fourth quarter a year ago.  For the year 2014, other operating income from core operations* increased 6% to $43.8 million compared to $41.2 million in 2013.

Banner’s total other operating expenses (non-interest expenses) were $41.2 million in the fourth quarter of 2014, compared to $38.5 million in the preceding quarter and $36.9 million in the fourth quarter of 2013.  For the year, Banner’s operating expenses were $153.7 million compared to $141.0 million in 2013. The increase in operating expenses during the current quarter and the year was largely attributable to acquisition-related costs and incremental costs associated with operating the acquired branches, as well as generally increased compensation expenses.  Acquisition-related expenses were $2.8 million in the current quarter and $4.3 million for the year ended December 31, 2014.  Acquisition-related expenses were $550,000 in the fourth quarter of 2013 and for the year ended December 31, 2013.

For the fourth quarter of 2014, Banner recorded $5.1 million in state and federal income tax expense for an effective tax rate of 29.5%, which reflects normal marginal tax rates reduced by the impact of tax-exempt income and certain tax credits, as well as adjustments related to the filing of amended state income tax returns which reduced the current quarter and year-to-date tax expense by approximately $300,000.  As a result, for the year ended December 31, 2014 Banner recorded $25.7 million in state and federal income tax expense for an effective tax rate of 32.0% compared to 32.6% for the year ended December 31, 2013.

Credit Quality

“Banner’s fourth quarter credit quality metrics, again, clearly reflect our moderate risk profile.  Our non-performing assets declined 15% compared to the third quarter of 2014, and 30% compared to a year ago,” said Grescovich.  “Additionally, our reserve levels remain substantial, and no provision for loan losses was required during the fourth quarter or the year despite continued loan growth.”

Banner's allowance for loan losses was $75.9 million at December 31, 2014, or 1.98% of total loans outstanding and 454% of non-performing loans.  Banner had net recoveries of $1.6 million in the fourth quarter of 2014, compared to net recoveries of $21,000 in the third quarter, and net charge-offs of $1.7 million in the fourth quarter a year ago.  Banner did not record a provision for loan losses for the fourth quarter of 2014 or for either the preceding or year-ago quarter.

Non-performing loans were $16.7 million at December 31, 2014, a 15% decrease compared to $19.8 million at September 30, 2014 and a 32% decrease compared to $24.8 million at December 31, 2013.  REO and repossessed assets decreased to $3.4 million at December 31, 2014, compared to $4.0 million at September 30, 2014 and $4.2 million a year ago.

Banner's non-performing assets decreased to 0.43% of total assets at December 31, 2014, compared to 0.50% at September 30, 2014 and 0.66% a year ago.  Non-performing assets declined 15% to $20.2 million at December 31, 2014, compared to $23.8 million at September 30, 2014, and decreased 30% compared to $28.9 million a year ago.

Balance Sheet Review

“Loan production remains strong, and we continue to see significant potential for growth in our loan origination pipelines,” added Grescovich.  Net loans were $3.76 billion at December 31, 2014, compared to $3.73 billion at September 30, 2014, and $3.34 billion a year ago.  Commercial real estate and multifamily real estate loans decreased slightly to $1.57 billion at December 31, 2014, compared to $1.58 billion at September 30, 2014, but increased 18% compared to $1.33 billion a year ago.  Commercial and

BANR - Fourth Quarter 2014 Results
January 21, 2015

agricultural business loans declined slightly to $962.5 million at December 31, 2014, compared to $968.1 million three months earlier, but increased 6% compared to $910.5 million a year ago.  Total construction and land and land development loans increased 8% to $411.0 million at December 31, 2014, compared to $381.5 million at September 30, 2014, and increased 17% compared to $351.3 million a year earlier.

Total assets decreased slightly to $4.72 billion at December 31, 2014, compared to $4.76 billion at September 30, 2014 but increased 8% compared to $4.39 billion a year ago.  The total of securities and interest-bearing deposits held at other banks was $637.5 million at December 31, 2014, compared to $700.6 million at September 30, 2014 and $702.9 million a year ago.  The average effective duration of Banner's securities portfolio was approximately 3.1 years at December 31, 2014.

Banner’s total deposits decreased slightly to $3.90 billion at December 31, 2014, compared to $3.99 billion at September 30, 2014 but increased 8% compared to $3.62 billion a year ago.  Non-interest-bearing account balances were $1.30 billion at December 31, 2014, which was nearly unchanged from three months earlier and increased 16% compared to $1.12 billion a year ago.  Interest-bearing transaction and savings accounts were $1.83 billion at December 31, 2014, which also was nearly unchanged from three months earlier and increased 12% compared to $1.63 billion a year ago.  Certificates of deposit decreased 10% to $770.5 million at December 31, 2014, compared to $853.0 million at September 30, 2014, and decreased 12% compared to $872.7 million a year earlier.  Brokered deposits totaled $4.8 million at December 31, 2014 compared to $41.2 million at September 30, 2014 and $4.3 million a year ago.

“We further reduced our funding costs by remixing our deposits away from higher-priced certificates of deposit, adding new client relationships and improving our core funding position, and as a result total core deposits increased by 14% compared to the same quarter a year ago,” said Grescovich.

Banner’s core deposits represented 80% of total deposits at December 31, 2014, compared to 76% of total deposits a year earlier.  The cost of deposits declined one basis point to 0.18% for the quarter ended December 31, 2014, compared to 0.19% for the quarter ended September 30, 2014, and declined six basis points from 0.24% for the quarter ended December 31, 2013.

At December 31, 2014, total common stockholders' equity was $584.1 million, or $29.84 per share, compared to $574.1 million at September 30, 2014, and to $539.0 million a year ago.  Banner had 19.6 million shares of common stock outstanding at year end, compared to 19.5 million shares one year earlier.  At year end, tangible common stockholders' equity*, which excludes other intangible assets, was $581.3 million, or 12.31% of tangible assets*, compared to $570.7 million, or 12.00% of tangible assets, at September 30, 2014, and $536.5 million, or 12.23% of tangible assets, a year ago.  Banner's tangible book value per share* increased by 8% to $29.70 at December 31, 2014, compared to $27.50 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation's Tier 1 leverage capital to average assets ratio was 13.42% and its total capital to risk-weighted assets ratio was 16.81% at December 31, 2014.

Conference Call

Banner will host a conference call on Thursday, January 22, 2015, at 8:00 a.m. PST, to discuss its fourth quarter and year end results.  To listen to the call on-line, go to the Company's website at www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one month at (877) 344-7529 using access code 10057528, or at www.bannerbank.com.

About the Company

Banner Corporation is a $4.72 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

BANR - Fourth Quarter 2014 Results
January 21, 2015

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed mergers of Banner Bank and Siuslaw Bank and of Banner Bank and AmericanWest Bank (“AmericanWest”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite shareholder and regulatory approvals for the transactions might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner or AmericanWest of other depository institutions or lines of business; (17) Banner’s pending acquisition of Siuslaw Financial Group, Inc. or AmericanWest’s pending acquisition of Greater Sacramento Bancorp may fail to be consummated; and (18) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made except where expressly required by law.

BANR - Fourth Quarter 2014 Results
January 21, 2015

Additional Information

This communication is being made in respect of the proposed merger transactions involving Banner Corporation ("Banner"), Siuslaw Financial Group, Inc. and Starbuck Bancshares, Inc. ("Starbuck"), the parent company of AmericanWest Bank.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.  Banner has filed a proxy statement on Schedule 14A with the SEC in connection with the proposed transaction to acquire Starbuck, which after becoming effective will be sent to the Banner shareholders. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information about Banner, Starbuck, and the proposed transaction.  Banner also plans to file other documents with the SEC regarding the proposed transaction with Starbuck and the pending proposed merger transaction with Siuslaw Financial Group, Inc.  When filed, these documents relating to the proposed transactions can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636.

Banner Corporation and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Banner shareholders in connection with the proposed transaction with Starbuck.  Information about these participants may be found in the definitive proxy statement of Banner relating to its 2014 Annual Meeting of Stockholders filed with the SEC by Banner on March 24, 2014.  The definitive proxy statement can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available, copies of which may also be obtained free of charge from the sources indicated above.

Banner has filed a registration statement on Form S-4 with the SEC in connection with the merger transaction with Siuslaw Financial Group, Inc.  The registration statement includes a proxy statement of Siuslaw that also constitutes a prospectus of Banner, which will be sent to the shareholders of Siuslaw.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT BANNER, SIUSLAW AND THE PROPOSED TRANSACTION. This document and other documents relating to the merger can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at:

 http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx or by accessing Siuslaw’s website at http://www.siuslawbank.com/Investor-Relations.aspx.

Alternatively, these documents can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Siuslaw, upon written request to Siuslaw Financial Group, Inc., Attn: Investor Relations, P.O. Box 280, Florence, Oregon 97439 or by calling (541) 997-3486.

Banner Corporation and Siuslaw Financial Group, Inc., and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Siuslaw shareholders in connection with the merger.  Information about the directors and executive officers of Siuslaw and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

BANR - Fourth Quarter 2014 Results
January 21, 2015

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
(in thousands except shares and per share data)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
INTEREST INCOME:
Loans receivable	$46,102	$46,496	$41,470	$177,541	$167,204
Mortgage-backed securities	1,403	1,459	1,321	5,779	5,168
Securities and cash equivalents	1,746	1,809	1,804	7,341	7,340
	49,251	49,764	44,595	190,661	179,712
INTEREST EXPENSE:
Deposits	1,801	1,903	2,198	7,578	9,737
Federal Home Loan Bank advances	16	20	7	125	99
Other borrowings	40	43	41	172	192
Junior subordinated debentures	734	734	742	2,914	2,968
	2,591	2,700	2,988	10,789	12,996
Net interest income before provision for loan losses	46,660	47,064	41,607	179,872	166,716
PROVISION FOR LOAN LOSSES	—	—	—	—	—
Net interest income	46,660	47,064	41,607	179,872	166,716
OTHER OPERATING INCOME:
Deposit fees and other service charges	8,317	8,289	6,670	30,553	26,581
Mortgage banking operations	2,966	2,842	2,168	10,249	11,170
Miscellaneous	916	761	1,110	2,957	3,484
	12,199	11,892	9,948	43,759	41,235
Net gain on sale of securities	1	6	2	42	1,022
Other-than-temporary impairment recovery	—	—	—	—	409
Net change in valuation of financial instruments carried at fair value	(287)	1,452	(324)	1,374	(2,278)
Proposed acquisition termination fee	—	—	2,954	—	2,954
Acquisition bargain purchase gain	—	—	—	9,079	—
Total other operating income	11,913	13,350	12,580	54,254	43,342
OTHER OPERATING EXPENSE:
Salary and employee benefits	23,321	22,971	21,191	89,778	84,388
Less capitalized loan origination costs	(3,050)	(3,204)	(2,371)	(11,730)	(11,227)
Occupancy and equipment	5,689	5,819	5,362	22,743	21,423
Information / computer data services	2,147	2,131	1,956	8,131	7,309
Payment and card processing services	2,998	3,201	2,586	11,460	9,870
Professional services	863	784	1,531	3,753	4,331
Advertising and marketing	1,387	2,454	2,033	6,266	6,885
Deposit insurance	595	607	502	2,415	2,329
State/municipal business and use taxes	415	475	478	1,437	1,941
Real estate operations	(187)	(190)	357	(446)	(689)
Amortization of core deposit intangibles	531	531	488	1,990	1,941
Miscellaneous	3,735	3,410	2,266	13,619	11,924
	38,444	38,989	36,379	149,416	140,425
Acquisition related costs	2,785	(494)	550	4,325	550
Total other operating expense	41,229	38,495	36,929	153,741	140,975
Income before provision for income taxes	17,344	21,919	17,258	80,385	69,083
PROVISION FOR INCOME TAXES	5,118	7,076	5,704	25,738	22,528
NET INCOME	$12,226	$14,843	$11,554	$54,647	$46,555
Earnings per share available to common shareholders:
Basic	$0.63	$0.77	$0.60	$2.82	$2.40
Diluted	$0.63	$0.76	$0.60	$2.82	$2.40
Cumulative dividends declared per common share	$0.18	$0.18	$0.15	$0.72	$0.54
Weighted average common shares outstanding:
Basic	19,374,228	19,372,740	19,344,174	19,359,409	19,361,411
Diluted	19,441,712	19,419,344	19,398,213	19,402,656	19,397,360
Change in common shares outstanding	43	2,801	719	27,779	88,804

BANR - Fourth Quarter 2014 Results
January 21, 2015

FINANCIAL CONDITION
(in thousands except shares and per share data)	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
ASSETS
Cash and due from banks	$71,077	$69,023	$69,711
Federal funds and interest-bearing deposits	54,995	82,702	67,638
Securities - trading	40,258	51,076	62,472
Securities - available for sale	411,021	433,745	470,280
Securities - held to maturity	131,258	133,069	102,513
Federal Home Loan Bank stock	27,036	29,106	35,390
Loans receivable:
Held for sale	2,786	6,949	2,734
Held for portfolio	3,831,034	3,799,746	3,415,711
Allowance for loan losses	(75,907)	(74,331)	(74,258)
	3,757,913	3,732,364	3,344,187
Accrued interest receivable	15,279	17,062	13,996
Real estate owned held for sale, net	3,352	3,928	4,044
Property and equipment, net	91,185	91,291	90,267
Other intangibles, net	2,831	3,362	2,449
Bank-owned life insurance	63,759	63,293	61,945
Other assets	53,935	49,368	64,006
	$4,723,899	$4,759,389	$4,388,898
LIABILITIES
Deposits:
Non-interest-bearing	$1,298,866	$1,304,720	$1,115,346
Interest-bearing transaction and savings accounts	1,829,568	1,833,404	1,629,885
Interest-bearing certificates	770,516	852,994	872,695
	3,898,950	3,991,118	3,617,926
Advances from Federal Home Loan Bank at fair value	32,250	250	27,250
Customer repurchase agreements	77,185	67,605	83,056
Junior subordinated debentures at fair value	78,001	77,624	73,928
Accrued expenses and other liabilities	36,600	32,375	31,324
Deferred compensation	16,807	16,359	16,442
	4,139,793	4,185,331	3,849,926
STOCKHOLDERS' EQUITY
Common stock	568,882	568,255	569,028
Retained earnings (accumulated deficit)	15,482	6,780	(25,073)
Other components of stockholders' equity	(258)	(977)	(4,983)
	584,106	574,058	538,972
	$4,723,899	$4,759,389	$4,388,898
Common Shares Issued:
Shares outstanding at end of period	19,571,548	19,571,505	19,543,769
Less unearned ESOP shares at end of period	—	—	34,340
Shares outstanding at end of period excluding unearned ESOP shares	19,571,548	19,571,505	19,509,429
Common stockholders' equity per share (1)	$29.84	$29.33	$27.63
Common stockholders' tangible equity per share (1) (2)	$29.70	$29.16	$27.50
Common stockholders' tangible equity to tangible assets (2)	12.31%	12.00%	12.23%
Consolidated Tier 1 leverage capital ratio	13.42%	13.14%	13.64%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)
Common stockholders' tangible equity excludes other intangibles.  Tangible assets exclude other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final page of the press release tables.

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$546,783	$546,333	$502,601
Investment properties	856,942	854,284	692,457
Multifamily real estate	167,524	183,944	137,153
Commercial construction	17,337	18,606	12,168
Multifamily construction	60,193	48,606	52,081
One- to four-family construction	219,889	214,141	200,864
Land and land development:
Residential	102,435	89,649	75,695
Commercial	11,152	10,505	10,450
Commercial business	723,964	728,088	682,169
Agricultural business including secured by farmland	238,499	240,048	228,291
One- to four-family real estate	539,894	527,271	529,494
Consumer:
Consumer secured by one- to four-family real estate	222,205	215,385	173,188
Consumer-other	127,003	129,835	121,834
Total loans outstanding	$3,833,820	$3,806,695	$3,418,445

Restructured loans performing under their restructured terms	$29,154	$30,387	$47,428

Loans 30 - 89 days past due and on accrual	$8,387	$6,925	$8,784

Total delinquent loans (including loans on non-accrual)	$25,124	$26,703	$22,010

Total delinquent loans / Total loans outstanding	0.66%	0.70%	0.64%

GEOGRAPHIC CONCENTRATION
OF LOANS AT DECEMBER 31, 2014	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$383,950	$86,937	$56,348	$19,548	$546,783
Investment properties	523,806	124,604	60,053	148,479	856,942
Multifamily real estate	116,793	35,527	14,759	445	167,524
Commercial construction	15,599	—	1,738	—	17,337
Multifamily construction	50,931	8,850	412	—	60,193
One- to four-family construction	129,499	88,468	1,922	—	219,889
Land and land development:
Residential	56,675	44,707	1,053	—	102,435
Commercial	5,781	2,529	2,842	—	11,152
Commercial business	397,103	125,235	85,580	116,046	723,964
Agricultural business including secured by farmland	119,617	69,843	48,997	42	238,499
One- to four-family real estate	341,944	172,974	24,223	753	539,894
Consumer:
Consumer secured by one- to four-family real estate	136,888	69,172	14,984	1,161	222,205
Consumer-other	79,520	40,803	6,243	437	127,003

Total loans outstanding	$2,358,106	$869,649	$319,154	$286,911	$3,833,820

Percent of total loans	61.5%	22.7%	8.3%	7.5%	100.0%

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$74,331	$74,310	$75,925	$74,258	$76,759
Provision	—	—	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	843	94	72	1,507	2,367
Construction and land	988	84	1,330	1,776	2,275
One- to four-family real estate	83	143	7	618	145
Commercial business	153	256	282	988	1,673
Agricultural business, including secured by farmland	328	587	85	1,576	697
Consumer	135	53	53	528	340
	2,530	1,217	1,829	6,993	7,497
Loans charged off:
Commercial real estate	—	—	(953)	(1,239)	(2,569)
Multifamily real estate	—	(20)	—	(20)	—
Construction and land	—	—	(967)	(207)	(1,821)
One- to four-family real estate	(253)	(239)	(879)	(885)	(2,139)
Commercial business	(263)	(83)	(209)	(1,344)	(1,782)
Agricultural business, including secured by farmland	(54)	(125)	—	(179)	(248)
Consumer	(384)	(729)	(488)	(1,470)	(1,439)
	(954)	(1,196)	(3,496)	(5,344)	(9,998)
Net (charge-offs) recoveries	1,576	21	(1,667)	1,649	(2,501)

Balance, end of period	$75,907	$74,331	$74,258	$75,907	$74,258

Net (charge-offs) recoveries / Average loans outstanding	0.041%	0.001%	(0.050)%	0.045%	(0.076)%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Specific or allocated loss allowance:
Commercial real estate	$18,784	$19,505	$16,759
Multifamily real estate	4,562	4,892	5,306
Construction and land	23,545	20,779	17,640
One- to four-family real estate	8,447	9,136	11,486
Commercial business	12,043	12,677	11,773
Agricultural business, including secured by farmland	2,821	2,947	2,841
Consumer	483	675	1,335
Total allocated	70,685	70,611	67,140
Unallocated	5,222	3,720	7,118
Total allowance for loan losses	$75,907	$74,331	$74,258

Allowance for loan losses / Total loans outstanding	1.98%	1.95%	2.17%

Allowance for loan losses / Non-performing loans	454%	376%	300%

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$1,132	$2,701	$6,287
Multifamily	—	397	—
Construction and land	1,275	1,285	1,193
One- to four-family	8,834	8,615	12,532
Commercial business	537	1,037	723
Agricultural business, including secured by farmland	1,597	229	—
Consumer	1,187	1,138	1,173
	14,562	15,402	21,908
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	993	—
One- to four-family	2,095	2,777	2,611
Commercial business	—	301	—
Agricultural business, including secured by farmland	—	—	105
Consumer	79	306	144
	2,174	4,377	2,860
Total non-performing loans	16,736	19,779	24,768
Real estate owned (REO)	3,352	3,928	4,044
Other repossessed assets	76	69	115

Total non-performing assets	$20,164	$23,776	$28,927

Total non-performing assets / Total assets	0.43%	0.50%	0.66%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT DECEMBER 31, 2014	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$1,095	$—	$36	$1,131
Construction and land:
Residential land acquisition & development	—	750	—	750
Residential land improved lots	—	525	—	525
Total construction and land	—	1,275	—	1,275
One- to four-family	8,888	1,506	535	10,929
Commercial business	500	37	—	537
Agricultural business, including secured by farmland	604	993	—	1,597
Consumer	1,015	46	206	1,267
Total non-performing loans	12,102	3,857	777	16,736
Real estate owned (REO)	1,693	1,626	33	3,352
Other repossessed assets	76	—	—	76
Total non-performing assets at end of the period	$13,871	$5,483	$810	$20,164

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Twelve Months Ended
REAL ESTATE OWNED	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Balance, beginning of period	$3,928	$4,818	$4,044	$15,778
Additions from loan foreclosures	427	700	3,264	3,166
Additions from capitalized costs	(5)	4	30	348
Proceeds from dispositions of REO	(1,291)	(1,186)	(4,923)	(16,944)
Gain on sale of REO	293	3	973	2,481
Valuation adjustments in the period	—	(295)	(36)	(785)
Balance, end of period	$3,352	$4,044	$3,352	$4,044

DEPOSIT COMPOSITION	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Non-interest-bearing	$1,298,866	$1,304,720	$1,115,346
Interest-bearing checking	439,480	429,876	422,910
Regular savings accounts	901,142	899,868	798,764
Money market accounts	488,946	503,660	408,211
Interest-bearing transaction & savings accounts	1,829,568	1,833,404	1,629,885
Interest-bearing certificates	770,516	852,994	872,695
Total deposits	$3,898,950	$3,991,118	$3,617,926

GEOGRAPHIC CONCENTRATION
OF DEPOSITS AT DECEMBER 31, 2014	Washington	Oregon	Idaho	Total
Total deposits	$2,789,542	$865,937	$243,471	$3,898,950
Percent of total deposits	71.6%	22.2%	6.2%	100.0%

INCLUDED IN TOTAL DEPOSITS	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Public non-interest-bearing accounts	$39,381	$34,535	$21,699
Public interest-bearing transaction & savings accounts	63,473	64,984	65,822
Public interest-bearing certificates	35,346	48,508	51,465
Total public deposits	$138,200	$148,027	$138,986
Total brokered deposits	$4,799	$41,249	$4,291

OTHER BORROWINGS	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Customer repurchase agreements / "Sweep accounts"	$77,185	$67,605	$83,056

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum for Capital Adequacy or "Well Capitalized"
REGULATORY CAPITAL RATIOS AT DECEMBER 31, 2014	Amount	Ratio	Amount	Ratio
Banner Corporation-consolidated:
Total capital to risk-weighted assets	$685,065	16.81%	$326,071	8.00%
Tier 1 capital to risk-weighted assets	633,799	15.55%	163,036	4.00%
Tier 1 leverage capital to average assets	633,799	13.42%	188,885	4.00%
Banner Bank:
Total capital to risk-weighted assets	605,618	15.52%	390,274	10.00%
Tier 1 capital to risk-weighted assets	556,518	14.26%	234,165	6.00%
Tier 1 leverage capital to average assets	556,518	12.42%	224,130	5.00%
Islanders Bank:
Total capital to risk-weighted assets	36,590	19.92%	18,367	10.00%
Tier 1 capital to risk-weighted assets	34,332	18.69%	11,020	6.00%
Tier 1 leverage capital to average assets	34,332	13.68%	12,550	5.00%

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Twelve Months Ended
OPERATING PERFORMANCE	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Average loans	$3,813,606	$3,834,007	$3,343,494	$3,679,264	$3,275,767
Average securities	643,665	666,362	686,845	671,634	692,117
Average interest earning cash	76,082	85,090	85,335	68,696	85,178
Average non-interest-earning assets	212,071	213,045	196,034	205,378	204,077
Total average assets	$4,745,424	$4,798,504	$4,311,708	$4,624,972	$4,257,139
Average deposits	$3,942,903	$3,995,451	$3,573,607	$3,815,979	$3,515,493
Average borrowings	218,170	228,724	209,155	246,963	227,612
Average non-interest-bearing other liabilities (1)	2,034	2,026	(9,117)	(1,992)	(11,970)
Total average liabilities	4,163,107	4,226,201	3,773,645	4,060,950	3,731,135
Total average stockholders' equity	582,317	572,303	538,063	564,022	526,004
Total average liabilities and equity	$4,745,424	$4,798,504	$4,311,708	$4,624,972	$4,257,139
Interest rate yield on loans	4.80%	4.81%	4.92%	4.83%	5.10%
Interest rate yield on securities	1.91%	1.91%	1.77%	1.92%	1.78%
Interest rate yield on cash	0.29%	0.28%	0.26%	0.30%	0.25%
Interest rate yield on interest-earning assets	4.31%	4.31%	4.30%	4.31%	4.43%
Interest rate expense on deposits	0.18%	0.19%	0.24%	0.20%	0.28%
Interest rate expense on borrowings	1.44%	1.38%	1.50%	1.30%	1.43%
Interest rate expense on interest-bearing liabilities	0.25%	0.25%	0.31%	0.27%	0.35%
Interest rate spread	4.06%	4.06%	3.99%	4.04%	4.08%
Net interest margin	4.08%	4.07%	4.01%	4.07%	4.11%
Other operating income / Average assets	1.00%	1.10%	1.16%	1.17%	1.02%
Core operating income / Average assets (2)	1.02%	0.98%	0.92%	0.95%	0.97%
Other operating expense / Average assets	3.45%	3.18%	3.40%	3.32%	3.31%
Efficiency ratio (other operating expense / revenue)	70.39%	63.72%	68.15%	65.67%	67.11%
Efficiency ratio (core other operating expense / core operating revenue)(2)	65.32%	66.13%	70.56%	66.81%	67.53%
Return on average assets	1.02%	1.23%	1.06%	1.18%	1.09%
Return on average equity	8.33%	10.29%	8.52%	9.69%	8.85%
Return on average tangible equity (3)	8.37%	10.36%	8.56%	9.74%	8.91%
Average equity / Average assets	12.27%	11.93%	12.48%	12.20%	12.36%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)
Core operating income (or core operating revenue) excludes net gain on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments and, an acquisition bargain purchase gain in the current year and proposed acquisition termination fee in the prior year..  Core other operating expense excludes acquisition related costs.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

(3)
Average tangible equity excludes other intangible assets and represents a non-GAAP financial measure.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

BANR - Fourth Quarter 2014 Results
January 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(in thousands except shares and per share data)

* Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Twelve Months Ended
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Net interest income before provision for loan losses	$46,660	$47,064	$41,607	$179,872	$166,716
Total other operating income	11,913	13,350	12,580	54,254	43,342
Total GAAP revenue	58,573	60,414	54,187	234,126	210,058
Exclude net gain on sale of securities	(1)	(6)	(2)	(42)	(1,022)
Exclude other-than-temporary-impairment recovery	—	—	—	—	(409)
Exclude change in valuation of financial instruments carried at fair value	287	(1,452)	324	(1,374)	2,278
Exclude proposed acquisition termination fee	—	—	(2,954)	—	(2,954)
Exclude acquisition bargain purchase gain	—	—	—	(9,079)	—
Revenue from core operations (non-GAAP)	$58,859	$58,956	$51,555	$223,631	$207,951

OTHER OPERATING INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended			Twelve Months Ended
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Total other operating income (GAAP)	$11,913	$13,350	$12,580	$54,254	$43,342
Exclude net gain on sale of securities	(1)	(6)	(2)	(42)	(1,022)
Exclude other-than-temporary-impairment recovery	—	—	—	—	(409)
Exclude change in valuation of financial instruments carried at fair value	287	(1,452)	324	(1,374)	2,278
Exclude proposed acquisition termination fee	—	—	(2,954)	—	(2,954)
Exclude acquisition bargain purchase gain	—	—	—	(9,079)	—
Other operating income from core operations (non-GAAP)	$12,199	$11,892	$9,948	$43,759	$41,235

Total other operating expense (GAAP)	$41,229	$38,495	$36,929	$153,741	$140,975
Exclude acquisition related costs	(2,785)	494	(550)	(4,325)	(550)
Other operating expense from core operations (non-GAAP)	$38,444	$38,989	$36,379	$149,416	$140,425

TANGIBLE COMMON STOCKHOLDERS' EQUITY TO TANGIBLE ASSETS	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Stockholders' equity (GAAP)	$584,106	$574,058	$538,972
Exclude other intangible assets, net	2,831	3,362	2,449
Tangible common stockholders' equity (non-GAAP)	$581,275	$570,696	$536,523

Total assets (GAAP)	$4,723,899	$4,759,389	$4,388,898
Exclude other intangible assets, net	2,831	3,362	2,449
Total tangible assets (non-GAAP)	$4,721,068	$4,756,027	$4,386,449
Tangible common stockholders' equity to tangible assets (non-GAAP)	12.31%	12.00%	12.23%

TANGIBLE COMMON STOCKHOLDERS' EQUITY PER SHARE
Tangible common stockholders' equity	$581,275	$570,696	$536,523
Common shares outstanding at end of period	19,571,548	19,571,505	19,509,429
Common shareholders' equity (book value) per share (GAAP)	$29.83	$29.33	$27.63
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$29.70	$29.16	$27.50

Transmitted on Globe Newswire on January 21, 2015 at 1:00 p.m. PST.